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                                                                            63

EXHIBIT 22.1, IMPCO TECHNOLOGIES, INC. SUB OF THE CO


                                                                   Exhibit 22.1
                              IMPCO TECHNOLOGIES, INC.
                            SUBSIDIARIES OF THE COMPANY


NAME                                 JURISDICTION OF INCORPORATION
----                                 -----------------------------
Fuel Injection Centers
   of America, Inc.                       Washington

Canadian AirSensors, Inc.                 British Columbia, Canada

IMPCO Technologies, B.V.                  Holland

IMPCO Europe, B.V.                        Holland

IMPCO Technologies, Pty.                  Australia

Grupo I.M.P.C.O. Mexicano,
    S. de R.L. de C.V.                    Mexico

IMPCO de Venezuela S. de R.L.             Venezuela